                                                                    Exhibit 4.20



    ______________________________________________________________________

                                NGC CORPORATION,


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    TRUSTEE


                                _______________


                         SEVENTH SUPPLEMENTAL INDENTURE

                         Dated as of February 20, 1998


                                ________________



                    Supplementing and Amending the Indenture
                                  dated as of
                               December 11, 1995

    ______________________________________________________________________

     THIS SEVENTH SUPPLEMENTAL INDENTURE (the "Seventh Supplemental Indenture"), dated as of February 20, 1998, is among NGC Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this Seventh Supplemental Indenture and not defined herein shall have the meaning specified in the Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of December 11, 1995 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     The Company's obligations under the Original Indenture and the Securities have been guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $150,000,000 aggregate principal amount of its 6 3/4% Senior Notes due December 15, 2005 as Securities pursuant to the Original Indenture.

     The Original Indenture, as supplemented and amended by the First Supplemental Indenture dated as of August 31, 1996 (the "First Supplemental Indenture"), the Second Supplemental Indenture dated as of October 11, 1996 (the "Second Supplemental Indenture"), the Third Supplemental Indenture dated as of April 23, 1997 (the "Third Supplemental Indenture"), the Fourth Supplemental Indenture dated as of June 30, 1997 (the "Fourth Supplemental Indenture"), the Fifth Supplemental Indenture dated as of September 30, 1997 (the "Fifth Supplemental Indenture"), the Sixth Supplemental Indenture dated as of January 5, 1998 (the "Sixth Supplemental Indenture") and this Seventh Supplemental Indenture, being sometimes referred to herein as the "Indenture".

     Section 901(13) of the Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holders of Securities, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose of permanently removing any definitions, references, provisions or sections relating to Subsidiary Guarantors or Subsidiary Guarantees at any time that all Additional Subsidiary Guarantors have been released pursuant to Section 1506 of the Indenture.

     The Company has determined that each of the Additional Subsidiary Guarantors has satisfied the conditions to release set forth in Section 1506 of the Indenture.

     Therefor, the Company has deemed it necessary and desirable to supplement and amend the Indenture in accordance with Section 901(13) of the Indenture to
(i) permanently release all of the Subsidiary Guarantors and (ii) permanently delete all definitions, references, provisions and sections of the Indenture relating to Subsidiary Guarantors and Subsidiary Guarantees.

                                       1
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     In addition, Section 901(9) of the Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holders of Securities, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose, inter alia, of making certain provisions with respect to matters arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect.

     The Company has deemed it necessary and desirable to supplement and amend the Indenture in accordance with Section 901(9) to amend the definition of "Indenture" set forth in the Indenture to include restatements of the Indenture that cumulate the terms of supplemental indentures entered into pursuant to the Indenture.

     The Company has delivered to the Trustee (i) an Opinion of Counsel stating that the execution by the Company of this Seventh Supplemental Indenture is authorized and permitted by the Indenture and that this Seventh Supplemental Indenture has been duly authorized and executed by the Company and (ii) an Officers' Certificate to the effect that each Additional Subsidiary Guarantor has satisfied the conditions to release set forth in Section 1506 of the Indenture.

     All things necessary to make this Seventh Supplemental Indenture and the Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

                                  ARTICLE ONE

                         MODIFICATION OF THE INDENTURE

     SECTION 1.1.   AMENDMENTS TO SECTION 101 OF THE INDENTURE.

     (a) The following definitions are hereby deleted in their entirety from
Section 101 of the Indenture:

          "Additional Subsidiary Guarantors"
          "Adjusted Net Assets"
          "Clearinghouse"
          "Destec"
          "ECI"
          "HUB Services, Inc."
          "Kansas Gas"
          "NGC Anadarko Gathering Systems, Inc."
          "NGC Canada"
          "NGC Futures"
          "NGC GB"
          "NGC Oil Trading"

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          "NGC Storage, Inc."
          "Subsidiary Guarantee"
          "Subsidiary Guarantor"
          "Warren Energy Resources"
          "Warren Liquids"
          "Warren Marketing"
          "Warren NGL"
          "Warren Petroleum"
          "Warren Pipeline"
          "WIGS"
          "WPC"
          "WTLPS"

     (b) The definition of "Indenture" is hereby amended to read in its entirety as follows:

               "Indenture" means this instrument as originally executed or as it may from time to time be (i) supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof or (ii) restated to cumulate the terms of such supplemental indentures, and shall include the terms of a particular series of Securities established as contemplated by Section 301 and the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument.

     (c) The definition of "Officers' Certificate" is hereby amended by deleting the phrase "or a Subsidiary Guarantor, as the case may be,".

     (d) The definition of "Outstanding" is hereby amended by deleting the phrase ", any Subsidiary Guarantor" in each place where it appears.

     SECTION 1.2.   AMENDMENTS TO SECTION 102 OF THE INDENTURE.    The first
paragraph of Section 102 of the Indenture is hereby amended in its entirety to read as follows:

               "Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture."

     SECTION 1.3.   AMENDMENTS TO SECTION 110 OF THE INDENTURE.    Section 110
of the Indenture is hereby amended in its entirety to read as follows:

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               "All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not."

     SECTION 1.4.   AMENDMENTS TO SECTION 113 OF THE INDENTURE.    Section 113
of the Indenture is hereby amended by deleting the phrase ", the Subsidiary Guarantees".

     SECTION 1.5.   AMENDMENTS TO SECTION 201 OF THE INDENTURE.    The first
paragraph of Section 201 of the Indenture is hereby amended by deleting the phrase "(including the notations thereon relating to the Subsidiary Guarantees contemplated by Section 205)". The third paragraph of Section 201 of the Indenture is hereby amended in its entirety to read as follows:

               "The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities or coupons."

     SECTION 1.6.   AMENDMENTS TO SECTION 205 OF THE INDENTURE.    Section 205
of the Indenture is hereby deleted in its entirety.

     SECTION 1.7.   AMENDMENTS TO SECTION 303 OF THE INDENTURE.    The third
paragraph of Section 303 of the Indenture is hereby amended by deleting the phrase "and having the notation of Subsidiary Guarantees thereon executed by the Subsidiary Guarantors,". Clause (a) of Section 303 of the Indenture is hereby amended by deleting the phrase ", including its requirements for notations thereon relating to the Subsidiary Guarantees". Clause (c) of Section 303 of the Indenture is hereby amended by deleting the phrase "and the Subsidiary Guarantors".

     SECTION 1.8.   AMENDMENTS TO SECTION 304 OF THE INDENTURE.    The first
paragraph and the second paragraph of Section 304 of the Indenture are hereby amended by deleting the phrase "and having the notations of Subsidiary Guarantees thereon" and by deleting the phrase "and notations of Subsidiary Guarantees" in each place where such phrases appear. The fourth paragraph of
Section 304 of the Indenture is hereby amended by deleting the phrase "(including the notations thereon relating to the Subsidiary Guarantees contemplated by section 205)".

     SECTION 1.9.   AMENDMENTS TO SECTION 305 OF THE INDENTURE.    The second
paragraph of Section 305 of the Indenture is hereby amended by deleting the phrase ", each such Security having a notation of Subsidiary Guarantees thereon". The third, fifth and sixth paragraphs of Section 305 of the Indenture are hereby amended by deleting the phrase "(including the notations thereon relating to the Subsidiary Guaranties contemplated by Section 205)" and the phrase "(including the notations thereon relating to the Subsidiary Guarantees contemplated by Section 205)". The seventh paragraph of Section 305 of the Indenture is hereby amended (i) by deleting the phrase "and the Subsidiary Guarantees noted thereon" and (ii) by deleting the phrase "and the Subsidiary Guarantors, respectively,".

     SECTION 1.10.  AMENDMENTS TO SECTION 306 OF THE INDENTURE.    The first
paragraph of Section 306 of the Indenture is hereby amended by deleting the phrase "(including the notations

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thereon relating to the Subsidiary Guarantees contemplated by Section 205)". The fifth paragraph of Section 306 of the Indenture is hereby amended by deleting the phrase "and the respective Subsidiary Guarantors".

     SECTION 1.11.  AMENDMENTS TO SECTION 308 OF THE INDENTURE.    The first
paragraph of Section 308 of the Indenture is hereby amended by deleting the phrase ", the Subsidiary Guarantors" in each place where such phrase appears.

     SECTION 1.12.  AMENDMENTS TO SECTION 501 OF THE INDENTURE.    Clause (4) of
Section 501 of the Indenture is hereby amended in its entirety to read as follows:

               "(4)  INTENTIONALLY OMITTED;"

Clauses (5), (6) and (7) of Section 501 of the Indenture are hereby amended by deleting the phrase "or any Subsidiary Guarantor" in each place where such phrase appears.

     SECTION 1.13.  AMENDMENTS TO SECTION 502 OF THE INDENTURE.    Clause (1) of
Section 502 of the Indenture is hereby amended by deleting the phrase "or any Subsidiary Guarantor".

     SECTION 1.14.  AMENDMENTS TO SECTION 503 OF THE INDENTURE.    Section 503
of the Indenture is hereby amended by deleting the phrase ", any Subsidiary Guarantor" in each place where such phrase appears.

     SECTION 1.15.  AMENDMENTS TO SECTION 504 OF THE INDENTURE.    The first
paragraph of Section 504 of the Indenture is hereby amended by deleting the phrase "or the Subsidiary Guarantors" and by deleting the phrase "or any of the Subsidiary Guarantors". The second paragraph of Section 504 of the Indenture is hereby amended by deleting the phrase "or the Subsidiary Guarantees".

     SECTION 1.16.  AMENDMENTS TO SECTION 505 OF THE INDENTURE.    Section 505
of the Indenture is hereby amended by deleting the phrase "or Subsidiary Guarantees".

     SECTION 1.17.  AMENDMENTS TO SECTION 509 OF THE INDENTURE.    Section 509
of the Indenture is hereby amended by deleting the phrase "the Subsidiary Guarantors,".

     SECTION 1.18.  AMENDMENTS TO SECTION 514 OF THE INDENTURE.    Section 514
of the Indenture is hereby amended by deleting the phrase "or the Subsidiary Guarantors".

     SECTION 1.19.  AMENDMENTS TO SECTION 515 OF THE INDENTURE.    Section 515
of the Indenture is hereby amended in its entirety to read as follows:

               "The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so)

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          hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

     SECTION 1.20.  AMENDMENTS TO SECTION 604 OF THE INDENTURE.    Section 604
of the Indenture is hereby amended (i) by deleting the phrase "and the notations of Subsidiary Guarantees thereon", (ii) by deleting the phrase "or the Subsidiary Guarantors, as the case may be" and (iii) by deleting the phrase "(including the notation of Subsidiary Guarantees thereon)".

     SECTION 1.20.  AMENDMENTS TO SECTION 605 OF THE INDENTURE.    Section 605
of the Indenture is hereby amended by deleting the phrase "or any Subsidiary Guarantor" and by deleting the phrase "and the Subsidiary Guarantors".

     SECTION 1.21.  AMENDMENTS TO SECTION 606 OF THE INDENTURE.     Section 606
of the Indenture is hereby amended by deleting the phrase "or any Subsidiary Guarantor".

     SECTION 1.22.  AMENDMENTS TO SECTION 613 OF THE INDENTURE.    Section 613
of the Indenture is hereby amended by deleting the phrase "or any Subsidiary Guarantor" in each place where such phrase appears.

     SECTION 1.23.  AMENDMENTS TO SECTION 702 OF THE INDENTURE.    Clause (c) of
Section 702 of the Indenture is hereby amended by deleting the phrase ", the Subsidiary Guarantors" and by deleting the phrase "nor the Subsidiary Guarantors".

     SECTION 1.24.  AMENDMENTS TO SECTION 704 OF THE INDENTURE.    Section 704
of the Indenture is hereby amended by deleting the phrase "(and the Subsidiary Guarantors, if applicable)".

     SECTION 1.25.  AMENDMENTS TO SECTION 803 OF THE INDENTURE.    Section 803
of the Indenture  is hereby deleted in its entirety.

     SECTION 1.26.  AMENDMENTS TO SECTION 804 OF THE INDENTURE.    Section 804
of the Indenture  is hereby deleted in its entirety.

     SECTION 1.27.  AMENDMENTS TO SECTION 805 OF THE INDENTURE.    Section 805
of the Indenture  is hereby deleted in its entirety.

     SECTION 1.28.  AMENDMENTS TO SECTION 901 OF THE INDENTURE.    The first
paragraph of Section 901 of the Indenture is hereby amended by deleting the phrase "the Subsidiary Guarantors, when authorized by a Board Resolution,". Clause (1) of Section 901 of the Indenture is hereby amended in its entirety to read as follows:

               "(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities pursuant to Article Eight; or".

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The phrase  "; or" at the end of clause (9) of Section 901 of the Indenture is hereby deleted and replaced with a period.  Clauses (10), (11), (12) and (13) of
Section 901 of the Indenture are hereby deleted in their entirety.

     SECTION 1.29.  AMENDMENTS TO SECTION 902 OF THE INDENTURE.    The first
paragraph of Section 902 of the Indenture is hereby amended by deleting the phrase "the Subsidiary Guarantors, when authorized by Board Resolutions,".

     SECTION 1.30.  AMENDMENTS TO SECTION 906 OF THE INDENTURE.    Section 906
of the Indenture is hereby amended by deleting the phrase "with the notations of Subsidiary Guarantees thereon executed by the Subsidiary Guarantors,".

     SECTION 1.31.  AMENDMENTS TO SECTION 1002 OF THE INDENTURE.    The first
paragraph of Section 1002 of the Indenture is hereby amended by deleting the phrase "and each of the Subsidiary Guarantors". The second paragraph of Section 1002 of the Indenture is hereby amended (i) by deleting the phrase ", the related Subsidiary Guarantees"in each place where such phrase appears, (ii) by deleting the phrase "and the Subsidiary Guarantors", and (iii) by deleting the phrase ", the Subsidiary Guarantees thereof".

     SECTION 1.32.  AMENDMENTS TO SECTION 1007 OF THE INDENTURE.    Clause (b)
of Section 1007 of the Indenture is hereby amended by deleting the phrase "and the Subsidiary Guarantors" and by deleting the phrase "or any Subsidiary Guarantor".

     SECTION 1.33.  AMENDMENTS TO SECTION 1302 OF THE INDENTURE.    Section 1302
of the Indenture is hereby amended by deleting the phrase "and the Subsidiary Guarantors" and by deleting the phrase "and the Subsidiary Guarantors' respective". In addition, the first sentence of Section 1302 is hereby amended by deleting the phrase "their respective" and replacing such phrase with "its".

     SECTION 1.34.  AMENDMENTS TO SECTION 1303 OF THE INDENTURE.    Section 1303
of the Indenture is hereby amended by deleting clause (ii) in its entirety and by deleting the number "(iii)" and replacing it with the number "(ii)".

     SECTION 1.35. AMENDMENTS TO SECTION 1306 OF THE INDENTURE. Section 1306 of the Indenture is hereby amended (i) by deleting the phrase "and the Subsidiary Guarantors' respective", (ii) by deleting the phrase "(and the related Subsidiary Guarantees)", (iii) by deleting the phrase "or any Subsidiary Guarantor", and (iv) by deleting the phrase "or the Subsidiary Guarantor, as the case may be".

     SECTION 1.36.  AMENDMENTS TO ARTICLE FIFTEEN OF THE INDENTURE.    Article
Fifteen of the Indenture is hereby deleted in its entirety.

     SECTION 1.37.  AMENDMENTS TO SIGNATURE BLOCKS OF THE INDENTURE.    The
signature blocks for each of the Subsidiary Guarantors are hereby deleted in their entirety.

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     SECTION 1.38.  AMENDMENTS TO EXHIBIT B OF THE INDENTURE.    The first
paragraph of Exhibit B to the Indenture is hereby amended by deleting the phrase "the Subsidiary Guarantors named therein" and by inserting the following on the sixth line after the word "hereof":

          "as supplemented, amended or restated".

     SECTION 1.39.  AMENDMENTS TO RECITALS OF THE INDENTURE.   The second
paragraph of the Recitals to the Original Indenture is hereby deleted in its entirety. The fourth paragraph of the Recitals to the Original Indenture is hereby amended by deleting the phrase "and each of the Initial Subsidiary Guarantors,". The last paragraph of the Recitals to the Original Indenture is hereby amended by deleting the phrase "(together with the related Subsidiary Guarantees)" in each place where such phrase appears.

                                  ARTICLE TWO

                           ADDITIONAL REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

     SECTION 2.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of the Board of Directors to execute and deliver this Seventh Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Seventh Supplemental Indenture has been duly and effectively taken.

     SECTION 2.2 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Seventh Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                 ARTICLE THREE

                             CONCERNING THE TRUSTEE

     SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to all of which the Company and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Seventh Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Seventh Supplemental Indenture.

                                       8
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                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

     SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this Seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Seventh Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture. The Original Indenture as so supplemented shall be read, taken and construed together as one instrument.

     SECTION 4.2 COUNTERPARTS OF SEVENTH SUPPLEMENTAL INDENTURE. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.3 GOVERNING LAW. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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     IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              COMPANY

                              NGC CORPORATION


                              By:
                                 -----------------------------
                                 Robert D. Doty, Jr.
                                 Vice President and Treasurer

                              TRUSTEE

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                 --------------------------------
                                 Name
                                 Title:

The provisions of this Seventh Supplemental Indenture
have been agreed to and acknowledged this
20th day of February, 1998 by:

     NATURAL GAS CLEARINGHOUSE
          By: Clearinghouse Holdings, Inc., its general partner
     WARREN NGL, INC.
     WARREN ENERGY RESOURCES, LIMITED PARTNERSHIP
        By: Warren Energy, Inc., its general partner
     WARREN GAS LIQUIDS, INC.
     NGC OIL TRADING AND TRANSPORTATION, INC.
     WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
          By:  Warren Petroleum G.P., Inc., its general partner
     DESTEC ENERGY, INC.



     By: _____________________________
         Robert D. Doty, Jr.
         Vice President and Treasurer